Exhibit 99.1

Company Contact:	The Investor Relations Company:
Paul A. Brown, M.D., Chairman	Brien Gately
(561) 478-8770, Ext. 123	(847) 296-4200
HearUSA REPORTS STRONG SECOND QUARTER AND SIX MONTH RESULTS
•	Total Second Quarter Revenues Reach $19.1 Million
•	Income from Second Quarter Operations Reaches $1.2 million
•	Company Posts Second Quarter Profit of $154,076
West Palm Beach, Fla., August 11, 2005 —HearUSA, Inc. (AMEX: EAR) today reported revenues in the second quarter of 2005 of $19.1 million, an increase of 11 percent over revenues of $17.2 million in the comparable period last year. Revenues for the first six months of 2005 reached $38.1 million, an increase of 15% over the $33.2 million reported for the prior year period. Centers divested in the second quarter of 2005 are treated as discontinued operations.
Net income for the second quarter ended July 2, 2005 was $154,076, approximately break-even on a per share basis, compared with a net loss of $948,008, or a loss of three cents per share in the second quarter of 2004.
For the six months ended July 2, 2005, HearUSA reported a net loss of $290,807, or a loss of one cent per share, compared with a net loss of $2,563,789, or a loss of eight cents per share, in the first six months of 2004.
The second quarter results for the current year include approximately $528,000 of non-cash expenses related to debt discount amortization. Debt discount amortization in the second quarter a year ago amounted to $532,000. For the first six months of 2005, non-cash debt discount amortization expense amounted to $1,100,000 vs. $1,060,000 for the comparable period in 2004, the company noted.
“In addition to achieving record revenues, it should be noted that results for the second quarter reflected the continuing efforts we’ve made to improve the efficiency of our operations, to eliminate unprofitable centers and to continue to reduce costs,” said President and Chief Executive Officer Stephen J. Hansbrough. “Taking into consideration the recent acquisitions and divestitures we’ve made but prior to any additional acquisitions, we estimate that our breakeven is now approximately $19.3 million per quarter,” Mr. Hansbrough noted. “Our strengthening financial condition was also reflected in our balance sheet as of the end of the second quarter,” Mr. Hansbrough concluded.

“Although we have made significant progress this year, we are looking toward further growth in the future both from ongoing operations and from strategic acquisitions,” stated founder and Chairman Paul A. Brown, M.D. “To that end, we have made adjustments in our management. We have hired a new Vice President of Business Development whose responsibilities will include seeking out and evaluating acquisition opportunities. Additionally, we have also reassigned one of our senior operating executives to business integration. With these changes, we will be better able to both grow our revenue base through strategic acquisitions and make certain that our acquisitions are smoothly and rapidly integrated.” Dr. Brown added.
About HearUSA
HearUSA provides hearing care to patients whose health insurance and
Managed-care organizations have contracted with the company for such care and to retail self-pay patients. Company-owned centers are located in California, Florida, New York, New Jersey, Massachusetts, Ohio, Michigan and Missouri and the province of Ontario, Canada. In addition, the company has a network of approximately 1,400 affiliated audiologists in 49 states. For further information, click on “investor information” at HearUSA’s website, www.hearusa.com.

HearUSA will hold a webcast Friday, August 12, 2005 at 9:00 A.M. Eastern Time to allow securities analysts and shareholders the opportunity to hear management discuss the company’s Second Quarter Results. The call is being webcast by Vcall and can be accessed at HearUSA’s website at www.hearusa.com <http://www.hearusa.com> or investors can access the webcast at <http://www.vcall.com/CEPage.asp?ID=92770>. The conference can also be listened to by telephone by dialing (toll free) 877-407-9210 (international) 201-689-8049.
Tables Follow...

HearUSA, Inc.
Consolidated Balance Sheet

	July 2,	December 25,
ASSETS	2005	2004
	(unaudited)	(audited)
Current assets
Cash and cash equivalents	$3,755,332	$2,615,379
Restricted cash and investment securities	435,000	435,000
Accounts and notes receivable, less allowance for doubtful accounts of $358,431 and $373,583	5,722,337	5,876,699
Inventories	713,337	877,206
Prepaid expenses and other	1,159,992	558,921

Total current assets	11,785,998	10,363,205
Property and equipment, net	3,132,579	3,346,788
Goodwill	35,475,029	33,210,380
Intangible assets, net	11,444,003	11,092,594
Deposits and other	537,852	549,924
Assets of discontinued operations	—	738,924

	$62,375,461	$59,301,815

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$6,441,470	$6,644,600
Accrued expenses	2,365,991	2,303,601
Accrued salaries and other compensation	2,598,736	1,982,559
Current maturities of long-term debt	4,784,219	4,152,908
Dividends payable	73,600	177,996

Total current liabilities	16,264,016	15,261,664

Long-term debt, less current maturities	16,924,238	17,296,125
Convertible subordinated notes, net of debt discount of $4,414,603 and $5,443,879	3,085,397	2,056,121

Total long-term debt and convertible subordinated notes	20,009,635	19,352,246

Commitments and contingencies	—	—

Mandatorily redeemable convertible preferred stock	4,766,940	4,709,921

Stockholders’ equity
Preferred stock (Aggregate liquidation preference $2,330,000; $1 par, 7,500,000 shares authorized) Series H Junior Participating (none outstanding)	—	-
Series J (233 shares outstanding)	233	233

Total preferred stock	233	233

Common stock: $.10 par; 75,000,000 shares authorized 31,591,760 and 30,060,690 shares issued	3,159,176	3,006,069
Stock subscription	(412,500)	(412,500)
Additional paid-in capital	121,786,160	120,197,937
Accumulated deficit	(102,259,259)	(101,968,452)
Accumulated other comprehensive income	1,546,201	1,639,838
Treasury stock, at cost: 523,662 common shares	(2,485,141)	(2,485,141)
Total stockholders’ equity	21,334,870	19,977,984

	$62,375,461	$59,301,815

	Six Months Ended
	July 2,	June 26,
	2005	2004
	(unaudited)	(unaudited)
Net revenues
Hearing aids and other products	$35,371,022	$30,701,917
Services	2,718,853	2,537,313

Total net revenues	38,089,875	33,239,230

Operating costs and expenses
Hearing aids and other products	9,968,892	8,370,735
Services	935,949	1,003,714

Total cost of products sold and services	10,904,842	9,374,449
Center operating expenses	18,032,934	17,544,501
General and administrative expenses	5,966,285	4,948,825
Depreciation and amortization	973,181	1,073,813

Total operating costs and expenses	35,877,242	32,941,588

Income from operations	2,212,633	297,642

Non-operating income (expense):

Gain from insurance proceeds	129,596	—

Interest income	28,829	7,444

Interest expense (including approximately $1,096,000 and $1,064,000 of non-cash debt discount amortization)	(2,360,179)	(2,329,031)

Net income (loss) from continuing operations	10,879	(2,023,945)
Discontinued operations:
Gain on disposition of assets	365,158	—
Income (loss) from discontinued operations	(299,767)	(186,347)

Net income (loss) from discontinued operations	65,391	(186,347)

Net income (loss)	76,270	(2,210,292)
Dividends on preferred stock	(367,077)	(353,497)

Net loss applicable to common stockholders	$(290,807)	$(2,563,789)

Net loss from continuing operations, including dividends on preferred stock applicable to common stockholders — basic and diluted	$(0.01)	$(0.08)

Net loss applicable to common stockholders per common share — basic and diluted	$(0.01)	$(0.08)

Weighted average number of shares of common stock outstanding — basic	31,199,595	30,423,755

Weighted average number of shares of common stock outstanding — diluted	31,199,595	30,423,755

4

	Three Months Ended
	July 2,	June 26,
	2005	2004
	(unaudited)	(unaudited)
Net revenues
Hearing aids and other products	$17,778,788	$15,877,986
Services	1,279,672	1,312,937

Total net revenues	19,058,460	17,190,923

Operating costs and expenses
Hearing aids and other products	5,101,956	4,239,753
Services	437,292	450,403

Total cost of products sold and services	5,539,248	4,690,156
Center operating expenses	8,829,042	9,012,295
General and administrative expenses	3,002,401	2,493,576
Depreciation and amortization	492,657	519,190

Total operating costs and expenses	17,863,348	16,715,217

Income from operations	1,195,112	475,706

Non-operating income (expense):

Gain from insurance proceeds	129,596	—

Interest income	17,145	3,587
Interest expense (including approximately $528,000 and $532,000 of non-cash debt discount amortization)	(1,177,566)	(1,155,758)

Net income (loss) from continuing operations	164,287	(676,465)
Discontinued operations:
Gain on disposition of assets	365,158	—
Income (loss) from discontinued operations	(201,922)	(95,765)

Net income (loss) from discontinued operations	163,236	(95,765)

Net income (loss)	327,523	(772,230)
Dividends on preferred stock	(173,447)	(175,778)

Net income (loss) applicable to common stockholders	$154,076	$(948,008)

Net loss from continuing operations, including dividends on preferred stock, applicable to common stockholders — basic and diluted	$(0.00)	$(0.03)

Net income (loss) applicable to common stockholders per common share — basic and diluted	$0.00	$(0.03)

Weighted average number of shares of common stock outstanding — basic	31,933,380	30,423,705